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                                   Exhibit 4.2
                               ------------------


                            Form of Escrow Agreement
                                      With
                      Independent Bankers' Bank of Florida

                      ------------------------------------

                   [Independent Bankers' Bank of Florida Logo]


                                ESCROW AGREEMENT

         This Escrow Agreement is entered into and effective this 20th day of October, 1998, by and between Citrus Financial Services, Inc., a Florida corporation ( the "Company") and the Independent Bankers' Bank of Florida ("Escrow Agent" or "Agent").



                                   WITNESSETH:

         WHEREAS, the Company, proposes to offer for sale up to 1,200,000 shares of its common stock (the "Common Stock"), which shares shall be registered under the Securities Act of 1933, as amended, at a per share price to be determined, in minimum subscriptions of 100 shares ("Offering"); and

         WHEREAS, the Company has requested the Escrow Agent to serve as the depository for the payment of subscription proceeds ("Payments") received by the Company from investor(s) who are subscribing to purchase shares of Common Stock in the Company pursuant to, and in accordance with, the terms and conditions contained in the Company's Prospectus and Subscription Agreements thereto; and

         WHEREAS, the Offering will terminate at 5:00 P.M. Eastern Time, 90 days after the Effective Date of the Company's Registration Statement, unless extended by the Company for up to an additional 90 days ( "Initial Offering Period"), and, if during the Initial Offering Period the minimum number of shares have been subscribed to, the Offering will continue until the earlier of:
(i) the maximum number of shares are subscribed to, or (ii) one year after the Effective Date of the Company's Registration Statement.

NOW THEREFORE, in consideration of the premises and understandings contained herein, the parties agree as follows:

         (1) The Company hereby appoints and designates the Escrow Agent for the purposes set forth herein. The Escrow Agent acknowledges and accepts said appointment and designation. The Company understands that the Escrow Agent, by accepting said appointment and designation, in no way endorses the merits of the offering of the shares described herein. The Company agrees to notify any person acting on its behalf that the position of Escrow Agent does not constitute such an endorsement, and to prohibit said persons from the use of the Agent's name as an endorser of such offering. The Company further agrees to allow the Escrow Agent to review any sales literature in which the Agent's name appears and which is used in connection with such offering.

         (2) The Company shall deliver all payments received (the "Subscription Funds") to the Escrow Agent (Independent Bankers' Bank of Florida, Attn.:
Customer Service Group) in the form in which they are received by noon of the fifth (5th) business day after their receipt by the Company, and the Company shall deliver to the Escrow Agent within ten (10) calendar days copies of written acceptances of the Company for shares in the Company for which the Subscription Funds represent payment. Upon receipt of such written acceptance by the Company, the Escrow Agent shall deposit such funds into the escrow account. The Company shall also deliver to the Escrow Agent completed copies of Subscription Agreements for each

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               Post Office Box 4998 * Orlando, Florida 32802-4998
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subscriber,  along  with  such  subscriber's  name,  address,  number  of shares subscribed and social security or taxpayer identification number.

         (3) Subscription Funds shall be held and disbursed by the Escrow Agent in accordance with the terms of this Agreement.

         (4) In the event any Subscription Funds are dishonored for payment for any reason, the Escrow Agent agrees to orally notify the Company thereof as soon as practicable and to confirm same in writing and to return due dishonored Subscription Funds to the Company in the form in which they were delivered.

         (5) Should the Company elect to accept a subscription for less than the number of shares shown in the purchaser's Subscription Agreement, by indicating such lesser number of shares on the written acceptance of the Company transmitted to the Escrow Agent, the Agent shall deposit such payment in the escrow account and then, upon separate instruction from the Company, remit within ten (10) days after such deposit to such subscriber at the address shown in his Subscription Agreement that amount of his Subscription Funds in excess of the amount which constitutes full payment for the number of subscribed shares accepted by the Company as shown in the Company's written acceptance, without interest or diminution. Said address shall be provided by the Company to the Escrow Agent as requested.

         (6)  Definitions as used herein:

                (a) "Total Receipts" shall mean the sum of all Subscription Funds delivered to the Escrow Agent pursuant to Paragraph (2) hereof, less (i) all Subscription Funds returned pursuant to Paragraphs (4) and (5) hereof and
(ii) all Subscription Funds which have not been paid by the financial institution upon which they are drawn.

                (b) "Expiration Date" shall mean 5:00 P.M., Eastern Time, 90 days after the Effective Date of the Company's Registration Statement; provided, however, in the event that the Escrow Agent is given oral notification followed in writing, by the Company that it has elected to extend the offering to a date not later than 90 additional days, then the Expiration Date shall mean 5:00 P.M., Eastern Time, on the date to which the offering has been extended. The Company will notify the Escrow Agent of the effective date of the Prospectus as soon as practicable after such date has been determined.

                (c) "Closing Date" shall mean the business day on which the Company, after determining that all of the Offering conditions have been met, selects in its sole discretion. The Closing Date shall be confirmed to the Escrow Agent in writing by the Company.

                (d) "Escrow Release Conditions" shall mean that (i) the Company has not canceled the Offering, and (ii) that the Company has accepted the minimum volume of new shares of the subscription identified in the Company's Registration Statement.

         (7) If, on or before the Expiration Date, (i) the Total Receipts held by the Escrow Agent equal or exceed the amount determined by multiplying the minimum number of shares times the offering price and (ii) the Company has certified to the Escrow Agent that, the Escrow Release Conditions have been met, the Escrow Agent shall:

                (a) No later than 10:00 A.M., Eastern Time, one day prior to Closing Date (as that term is defined herein), deliver to the Company all Subscription Agreements provided to the Escrow Agent; and


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               Post Office Box 4998 * Orlando, Florida 32802-4998
                          1-800-275-4222 * 407-423-2002



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                (b) On the Closing Date, no later than 10:00 A.M., Eastern Time, upon receipt of 24-hour written instructions from the Company, remit all amounts representing Subscription Funds, plus any profits or earnings, held by the
Escrow  Agent   pursuant   hereto  to  the  Company  in  accordance   with  such
instructions.

         (8) If (i) the Escrow Release Conditions are not met by the Expiration Date, or (ii) the offering is canceled by the company at any time prior to the Expiration Date, then the Escrow Agent shall promptly remit to each subscriber at the address set forth in his Subscription Agreement an amount equal to the amount of his Subscription Funds thereunder, plus any profits or earnings thereon. The earnings accruing to any individual subscriber under this paragraph shall be a prorated share of the gross earnings on all funds under escrow, weighted by the amount and the duration of the funds tendered for the individual subscription. Under no circumstances will earnings accrue to any subscription canceled for any reason other than those provided for in this paragraph.

         (9) Pending disposition of the Subscription Funds under this Agreement, the Escrow Agent will invest collected Subscription Funds, in $1,000 increments above a maintained balance of $50,000, in overnight repurchase agreements collateralized at 102% with obligations of the United States Treasury or United States Government Agencies. These repurchase agreement transactions will earn interest at a rate of 35 basis points below the daily Overnight Fed Funds Sold rate.

         (10) The obligations as Escrow Agent hereunder shall terminate upon the Agents transferring all funds held hereunder pursuant to the terms of Paragraphs
(7) or (8) herein, as applicable.

         (11) The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, or other paper or document which the Agent believes to be genuine and what it purports to be.

         (12) The Escrow Agent shall not be liable for anything which the Agent may do or refrain from doing in connection with this Escrow Agreement, except for the Agent's own gross negligence or willful misconduct.

         (13) The Escrow Agent may confer with legal counsel in the event of any dispute or questions as to the construction of any of the provisions hereof, or the Agent's duties hereunder, and shall incur no liability and shall be fully protected in acting in accordance with the opinions and instructions of such counsel. Any and all expenses and legal fees in this regard will be paid by the Company.

         (14) In the event of any disagreement between the Company and any other person resulting in adverse claims and demands being made in connection with any Subscription Funds involved herein or affected hereby, the Agent shall be entitled to refuse to comply with any such claims or demands as long as such disagreement may continue, and in so refusing, shall make no delivery or other disposition of any Subscription Funds then held under this Agreement, and in so doing shall be entitled to continue to refrain from acting until (a) the right of adverse claimants shall have been finally settled by binding arbitration or finally adjudicated in a court in Orange County, Florida assuming and having jurisdiction of the Subscription Funds involved herein or affected hereby or (b) all differences shall have been adjusted by agreement and the Agent shall have been notified in writing of such agreement signed by the parties hereto. In the event of such disagreement, the Agent may, but need not, tender into the registry or custody of any court of competent jurisdiction in Orange County, Florida all money or property in the Agent's hands under the terms of this Agreement, together with such legal proceedings as the Agent deems

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               Post Office Box 4998 * Orlando, Florida 32802-4998
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appropriate  and thereupon to be discharged  from all further  duties under this
Agreement. The filing of any such legal proceeding shall not deprive the Agent of compensation earned prior to such filing. The Escrow Agent shall have no obligation to take any legal action in connection with this Agreement or towards its enforcement, or to appear in, prosecute or defend any action or legal proceeding which would or might involve the Agent in any cost, expense, loss or liability unless indemnification shall be furnished.

         (15) The Escrow Agent may resign for any reason, upon thirty (30) days written notice to the Company. Upon the expiration of such thirty (30) day notice period, the Escrow Agent may deliver all Subscription Funds and Subscription Agreements in possession under this Escrow Agreement to any successor Escrow Agent appointed by the Company, or if no successor Escrow Agent has been appointed, to any court of competent jurisdiction. Upon either such delivery, the Escrow Agent shall be released from any and all liability under this Escrow Agreement. A termination under this paragraph shall in no way change the terms of Paragraphs (14) and (16) affecting reimbursement of expenses, indemnity and fees.

         (16) The Escrow Agent will charge the Company for services hereunder a fee of $1,500.00, plus an additional fee of $5.00 for each check issued, $10.00 for each wire and $.50 for each photo copy necessitated in the performance of duties, with total fees for services not to exceed $2,000.00. All actual expenses and costs incurred by the Agent in performing obligations under this Escrow Agreement will be paid by the Company. All fees and expenses shall be paid on the Closing Date by the Company. Any subsequent fees and expenses will be paid by the Company upon receipt of invoice.

         (17) All notices and communications hereunder shall be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, to the respective addresses set forth herein. The Escrow Agent shall not be charged with knowledge of any fact, including but not limited to performance or non-performance of any condition, unless the Escrow Agent has actually received written notice thereof from the Company or its authorized representative clearly referring to this Escrow Agreement.

         (18) The rights created by this Escrow agreement shall inure to the benefit of, and the obligations created hereby shall be binding upon the successors and assigns of the Escrow Agent and the parties hereto.

         (19) This Escrow Agreement shall be construed and enforced according to the laws of the State of Florida.

         (20) This Escrow Agreement shall terminate and the Escrow Agent shall be discharged of all responsibility hereunder at such time as the Escrow Agent shall have completed all duties hereunder.

         (21) This Escrow Agreement may be executed in several counterparts, which taken together shall constitute a single document.

         (22) This Escrow Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the transactions described herein and supersedes all prior agreements or understandings, written or oral, between the parties with respect thereto.

         (23) If any provision of this Escrow Agreement is declared by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.


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               Post Office Box 4998 * Orlando, Florida 32802-4998
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         (24) The  Company  shall  provide  the Escrow  Agent with its  Employer
Identification Number as assigned by the Internal Revenue Service. Additionally, the Company shall complete and return to the Escrow Agent any and all tax forms or reports required to be maintained or obtained by the Escrow Agent.

         (25) The authorized signature of the Escrow Agent hereto is consent that a signed copy hereof may be filed with the various regulatory authorities of the State of Florida and with any Federal Government agencies or regulatory authorities.


In Agreement and acceptance of the Escrow  Agreement  between  Citrus  Financial
Services,   Inc.  (Company),   the  parent  company  of  Citrus  Bank,  National
Association, and the Independent Bankers' Bank of Florida (Escrow Agent).

                                         CITRUS FINANCIAL SERVICES, INC.
                                         Address:             1717 Indian River Blvd., Suite 100
                                                              Vero Beach, Florida   32960-5626
                                         Fax:                 (561) 567-8301
                                         Phone:               (561) 778-4100

                                         By:   ___________________________________
                                                  Authorized Signature

                                         Title:      Josh C. Cox, President and CEO
                                                   (Type Name and Title)

Attest:_____________________
                Date                                 ADDITIONAL AUTHORIZED SIGNER


By:    Henry O. Speight                  Name:___________________________________
                                                   Additional Authorized Signature

Title:   Senior Vice-Preisent            Title:     Randy J. Riley, Senior Vice President
                                                   (Type Name and Title)

           (SEAL)

                                         INDEPENDENT BANKERS' BANK OF FLORIDA
                                         Address:             109 E. Church Street, Suite BB,
                                                                        or
                                                              P.O. Box 4998
                                                              Orlando, Florida 32802-4998
Attest_________________________
                Date                     Fax:                 (407) 843-4817

By:      ______________________          By:   _______________________________________
                                                   Authorized Signature
Title:   ______________________          Title:  James H. McKillop, III,  Executive Vice President
                                                 -------------------------------------------------
                                                   (Type Name and Title)
         (CORPORATE SEAL)


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               Post Office Box 4998 * Orlando, Florida 32802-4998
                          1-800-275-4222 * 407-423-2002

